UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 20, 2024

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Niguel, California 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated herein by reference.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 20, 2024, Summit Healthcare REIT, Inc. ("Summit" “we” or the “Company”), our consolidated subsidiary Summit Georgia Holdings LLC (“Holdco”) and the eight wholly-owned subsidiaries located in Georgia (“GA8 Properties”), entered into a Membership Interest Assignment and Release of Guaranty Agreements (the “Release Agreements”) with Oxford Finance LLC (“Oxford”), the holder of the second and mezzanine loans, and CIBC Bank USA (“CIBC”), the senior lender for the first priority loan.

As previously disclosed, on March 13, 2024, we received a notice of default from Oxford, dated March 12, 2024, for the mezzanine loan, primarily based on the non-compliance with certain debt covenants and our continuing failure to make full and timely interest payents, whereby Oxford exercised certain rights, including, their right to act as attorney-in-fact of Holdco, and appointed an independent manager over the GA8 Properties, thereby removing the Company as the manager and removing the Company’s voting rights and rights to receive any distributions with respect to such properties. The Oxford notice of default also constituted an event of default under the GA8 Properties’ second loan with Oxford and the first priority loan with CIBC. As a result of the execution of the Release Agreements, Summit shall have transferred all of the outstanding membership interests in the Holdco and GA8 Properties to transferee and obtained the release of all guaranties from all three loans with no further obligations. Summit also concurrently resigned as Manager of Holdco. As of December 20, 2024, Holdco and GA8 Properties will no longer be included in our consolidated financial statements.

Item 9.01	Financial Statements and Exhibits.

(b)	Unaudited Pro Forma Financial Information.

The following pro forma financial information (unaudited) of the Company, and the related note thereto, after giving effect to the disposal, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Month Period Ended September 30, 2024 and for the Year Ended December 31, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Membership Interest Assignment and Release of Guaranty Agreements entered into by Summit Healthcare REIT, Inc., Summit Healthcare Operating Partnership, L.P. and Oxford Finance LLC, a Delaware limited libility company and CIBC Bank USA, an Illinois banking corporation, dated December 20, 2024

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: December 26, 2024